March 12, 2003



J.P. Morgan Securities Inc.
  On behalf of itself and as Representative of the Underwriters of the Notes
270 Park Avenue
New York, New York 10017

                        Re: Chase Credit Card Master Trust -- Chase Credit Card Owner Trust

Ladies and Gentlemen:

         We have acted as special Delaware counsel to Chase Manhattan Bank USA, National Association (the "Bank") and Chase Credit Card Master Trust (the "Master Trust"), in connection with the Registration Statement on Form S-3 (Registration No. 333-1032100), as amended (the "Registration Statement"), filed by the Bank and the Master Trust with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the asset backed notes (the "Notes") to be issued by the Chase Credit Card Owner Trust (the "Owner Trust") and the series certificates (each, a "Certificate") to be issued by the Master Trust under the Third Amended and Restated Pooling and Servicing Agreement, dated as of November 15, 1999, as amended by the First Amendment thereto, dated as of March 31, 2001, as further amended by the Second Amendment thereto, dated as of March 6, 2002, and as further amended and supplemented as of the date hereof (the "Pooling and Ser vicing Agreement"), and to be supplemented with respect to the issuance of each Certificate by a series supplement substantially in the form of Exhibit 4.3 to Amendment No. 2 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No. 333-74303), as modified to incorporate the complete and final terms with respect to that specific Certificate (each, a "Supplement"), each among the Bank, as Transferor on and after June 1, 1996, JPMorgan Chase Bank, as Transferor prior to June 1, 1996 and as Servicer, and The Bank of New York, as trustee (the "Master Trust Trustee"). Capitalized terms used in this letter and not defined herein have the meanings given to such terms in the Registration Statement.

         In this connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement,
(ii) the Pooling and Servicing Agreement, (iii) a form of Supplement, (iii) a form of Certificate, (iv) the Articles of Association of the Bank,


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J.P. Morgan Securities Inc.
  On behalf of itself and as Representative of the Underwriters of the Notes
March 12, 2003
Page 2

(v) the By-Laws of the Bank, (vi) certain resolutions adopted by the Bank and such records of the Bank and such agreements, certificates of public officials, certificates of officers or other representatives of the Bank and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genu ineness of all signatures, the authenticity of all documents submitted to us as originals, the con formity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that the parties thereto have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Bank and others.

         We do not express any opinion herein as to the laws of any jurisdiction other than the Applicable Laws of the State of Delaware and the Applicable Laws of the United States of America. As used herein, the term "Applicable Laws" means those laws, rules and regulations of the State of Delaware and the United States of America which in our experience are normally applicable to transactions of the type contemplated by the Registration Statement, but without our having made any special investigation as to the applicability of any specific law, rule or regulation.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein:

1. Assuming the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Bank and the Trustee, the Pooling and Servicing Agreement constitutes a binding obligation of the Bank under the Applicable Laws of the State of Delaware.

2. When the Supplement relating to a particular Series of Certificates has been duly authorized, executed and delivered by each of the Bank and the Trustee, such Series Supplement will constitute a binding obligation of the Bank under the Applicable Laws of the State of Delaware; and

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J.P. Morgan Securities Inc.
  On behalf of itself and as Representative of the Underwriters of the Notes
March 12, 2003
Page 3


3. When the Certificates of a particular Series have been duly authorized by the Bank, when such Certificates have been duly executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement and the related Supplement and when such Certificates have been delivered and sold as contemplated by the Registration Statement, such Certificates will be validly issued, fully paid and nonassessable and outstanding and entitled to the benefits provided for by the Pooling and Servicing Agreement and such Supplement.

         Our opinions set forth above are limited with respect to (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.


                                                 Very truly yours,

                                       Skadden Arps, Slate, Meagher & Flom LLP